EXHIBIT 10.12

                              RINECO RECYCLING, LLC
                                 629 Vulcan Road
                             Haskell, Arkansas 72015
              Telephone: (501) 778-9089 / Facsimile: (501) 778-8505


                                  March 6, 2003

OnSite Technology LLC
Attention: James S. Percell, President
2600 South Loop West, Suite 645
Houston, TX 77054

     Re: $1,500,000.00 business loan


Dear James:

     We are pleased to advise you that Rineco Recycling, LLC ("Lender") has approved your loan request for the above-mentioned business loan upon and subject to the following terms and conditions:

BORROWER(S):        Environmental  Safeguards,  Inc.,  a Nevada corporation with its  chief executive office in Houston, Texas, National Fuel
                    & Energy, Inc., a Wyoming corporation with its chief executive office in Houston, Texas, and OnSite Technology
                    LLC, an Oklahoma limited liability company with its chief executive office in Houston, Texas (collectively "BORROWERS" and individually, a "BORROWER")

LIABILITY
PROVISION:          Joint  and  Several

AMOUNT: $1,500,000.00 (the "Loan") to be disbursed in three (3) separate advances of $500,000.00 each on March 15, 2003, May 15, 2003 and July 15, 2003, provided no event of default or other event which, with the giving of notice or the passage of time, or both, would constitute an event of default under any Loan Document has occurred and is continuing.

PURPOSE:            Working  capital

COLLATERAL:         Three  (3)  separate  Indirect  Thermal  Desorption  Units
                    ("ITDS"), together with any and all substitutions, replacements, accessions,


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                    permits,  licenses,  proceeds and awards of whatever kind in respect of the foregoing. One ITD is now and will at all times be located in Haskell, Arkansas (unless the Contract between Borrower OnSite Technology LLC and Rineco Chemical Industries, Inc. referred to below shall have been terminated, in which event said unit may be moved, but without affecting or canceling Lender's security interest therein); the location of the remaining ITDs will at all times be disclosed to Lender, Borrowers shall identify each ITD by make and model number, serial number and any other descriptive information available to Borrowers.

RATE:               Twelve  percent  (12.0%)  per  annum

REPAYMENT:          In  twenty  (20)  quarterly installments of principal in the amount of $75,000.00 each, plus accrued and unpaid interest on the unpaid principal balance of the Loan, such equal quarterly installments of principal, plus accrued and unpaid interest, to be due and payable beginning August 31, 2003, and on the last day of each November, February, May and August thereafter until Maturity, at which time, the entire unpaid principal of, together with all accrued and unpaid interest on, the Loan shall be due and payable in full.
                    Borrowers shall have the right to prepay all or any part of the Loan at any time without premium or penalty; provided specifically, however, no partial prepayment shall operate to postpone, delay, cancel or diminish any regularly scheduled principal installment.

ORIGINATION FEE:    Eight percent (8.0%) for each $500,000.00 principal advance

MATURITY:           May 31, 2008

COMMITMENT
ACCEPTANCE:         This  commitment is to be accepted and returned to Lender no later than March 7, 2003, after which Lender in its sole discretion may determine the commitment to be null and void.

CLOSING DATE:       The  Loan  is  to  close  on or before March 20, 2003, after which this commitment may be determined null and void by the Lender.

CONDITIONS:         This Commitment and the consummation of the Loan transaction are conditioned upon (a) the completion by Lender and Lender's counsel of such due diligence investigations with respect to each Borrower, its principals and the Collateral security for the Loan as Lender and/or Lender's counsel shall deem appropriate, (b) the execution and delivery by each Borrower of definitive documentation relating to the Loan, (c) the absence of any development which could adversely affect the proposed Loan, and (d) Lender's receipt of assurances


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                    acceptable  to  Lender  that Lender will receive Warrants to purchase 1,500,000 shares of the common stock of Borrower Environmental Safeguards, Inc. for $0.01 each, together with assurances acceptable to Lender that the issuance of said Warrants and all stock which may be purchased pursuant thereto will not violate any federal or state securities laws. All such documents, investigations and conditions must be satisfied in a manner acceptable to Lender. Lender's due diligence investigations shall include, but not be limited to, the receipt and review of the following items, each of which will be obtained at the expense of Borrowers and submitted to Lender in sufficient time for Lender to adequately evaluate its acceptability, and each of which shall be in form and substance satisfactory to Lender.

                    (i) a current UCC, judgment and lien search with respect to each Borrower and the ITDs and other Collateral for the Loan;

                    (ii) operating statements, balance sheets and tax returns for each Borrower for each of their past three (3) fiscal years;

                    (iii) copies of all organizational documents of each Borrowers and Certificates of Good Standing from applicable governmental authorities with respect to each Borrower;

                    (iv) opinions of counsel to each Borrower with respect to each Borrower, the Collateral security for the Loan and the definitive loan documentation, all of which shall be acceptable to Lender, and which opinions shall, without limiting the foregoing state, inter alia, (a) that the interest rate
                                      -----  ----
                              established by the Loan Documents, together with any and all other charges due or payable thereunder which are or could be construed to be interest, do not violate the usury laws of the State of Texas and that the Texas choice of law designation herein and in the Loan documents would be given effect and upheld by a federal court located in the State of Texas or a Texas state court, and (b) that the issuance of the Warrants hereinabove provided for does not and will not violate any federal or state securities laws;

                    (v) evidence of the absence of material (in Lender's sole discretion) litigation affecting each Borrower or the Collateral security for the Loan;

                    (vi) certificates and affidavits of each Borrower and/or their respective principals with respect to certain of the above items and such other items as Lender may reasonably request; and


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                    (vii)     an  Addendum  to  that  certain  Hazardous  Waste
                              Recycling Services Contract - U.S., dated February 15, 2003, between Borrower OnSite Technology LLC and Rineco Chemical Industries, Inc., pursuant to which Addendum said Contract shall have been modified by (i) canceling the 90-day withdrawal right contained therein in favor of OnSite Technology LLC (the 90-day withdrawal right therein in favor of Rineco Chemical Industries, Inc. shall remain intact), (ii) extending the term of said Contract to May 31, 2008, and (iii) giving Rineco Chemical Industries, Inc. the right to offset against any and all sums due from it under said Contract the amount(s) which Borrowers fail to pay under the Loan Documents.

LOAN DOCUMENTS:     The definitive documentation for the Loan shall include:

                    (i)       Promissory  Note;

                    (ii) Security Agreement pursuant to which each Borrower will grant and give Lender a first priority security interest in the ITDs and other Collateral;

                    (iii) such UCC financing statements and other documentation as Lender and its counsel shall require for filing with the Texas Secretary of State and any other appropriate public officials deemed necessary or appropriate by Lender or Lender's counsel in order to perfect a security interest in the Collateral; and

                    (iv) such other additional documents as Lender or its counsel shall reasonable require.

BORROWERS'
REPRESENTATIONS:    1.        Borrowers  represent  to  Lender  that there is no
                              action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of Borrowers, threatened against Borrowers or any of the Collateral before any governmental or administrative body, agency or official which (i) challenges the validity of this Commitment or the Loan Documents or the authority of any Borrower to enter into this Commitment or the Loan Documents or to perform the transactions contemplated hereby or thereby, or(ii) if adversely determined, would have a material adverse effect on any Borrower or its properties.


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                    2.        On  the  Closing Date, each Borrower shall certify
                              to Lender whether and to what extent there has been any adverse change in the business, financial condition or results of operations of any Borrower or the Collateral from that shown on the financial statements and reports referred to above. Any such adverse change must be acceptable to Lender.

                    3. Borrowers represent and warrant that Borrowers OnSite Technology LLC is the owner of and has the right to grant and give Lender a security interest in the ITDs.

                    4. The Loan Documents shall contain such additional representations and warranties of each Borrower concerning such Borrower, its constituent shareholder(s) and member(s), acceptable to Lender.

AFFIRMATIVE
COVENANTS:          The  Loan  Documents  will  provide  that:

                    1. Upon the failure of any Borrower to perform any of its obligations hereunder or to perform any of its material obligations under any of the Loan Documents (such material obligations to include, but not be limited to, the prompt and punctual payment of principal and interest, the obligation to insure the Collateral with Lender as loss payee, and the Borrower without prior written notice to Lender), Rineco Chemical Industries, Inc. shall have the right to immediately set off against its obligations under that certain Hazardous Waste Recycling Services Contract - U.S. dated February 15, 2003, as amended, in the amount(s) which any Borrower has failed to pay Lender hereunder or under any of the Loan Documents; and

                    2. Each Borrower shall agree to such additional financial covenants as Lender or its counsel shall reasonably require.

NEGATIVE
COVENANTS:          The Loan Documents will provide that no Borrower will:

                    (i) create, assume or suffer to exist any liens on any of the Collateral for the Loan;

                    (ii) without the express prior written covenants of Lender, which consent will not be unreasonably withheld, merge into or


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                              consolidate  with  any other company or change the
                              corporate  structure  of  such  Borrower;

                    (iii) dispose of all or a substantial portion of such Borrower's assets or assets which provide a substantial part of the earnings of such Borrower; or

                    (iv) sell, or contract to sell, all or a substantial part of the assets of such Borrower.

TERMINATION:        Lender may, at its option exercised by written notice to the addresses of this Commitment at its address shown above, terminate this Commitment if any of the following events occurs prior to Closing:

                    (a) Any sale, transfer, pledge, encumbrance or assignment off any Borrower's interest in the Collateral;

                    (b) Any sale, transfer, pledge, encumbrance or assignment of any legal, equitable or beneficial interest in Borrower OnSite Technology LLC without the express prior written consent of Lender;

                    (c) Any Borrower breaches any provision contained in this Commitment;

                    (d) Any Borrower has made any representation or warranty to Lender which was untrue or false when made in a material respect or which becomes untrue or false in a material respect;

                    (e) Any petition of bankruptcy, insolvency or reorganization is filed by or against any Borrower.

                    Delay in the exercise of Lender's right to terminate this Commitment upon the occurrence of any of the above events shall not be construed as a waiver of such right. The failure of Lender to act in any such event shall not be construed as a waiver of its right to act with respect to any subsequent event of a similar nature. Upon termination as set forth above, all of Lender's obligations pursuant to this Commitment shall cease and be of no further force and effect whatsoever.


MISCELLANEOUS:      1.        This  Commitment  shall  not  be  effective  until
                              accepted by each Borrower in the State of Texas and shall be governed by and construed under the internal laws of the State of Texas and applicable federal laws.


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                    2.        Whenever  this  Commitment  refers  to any item or
                              thing having to be satisfactory or acceptable to Lender, such item or thing must be acceptable to Lender in all respects, in its sole and absolute discretion.

                    3. All approvals of or waivers by Lender in respect of any of the terms, conditions or requirements of this Commitment must be in writing.

                    4. No waiver with respect to any condition, breach or other matter shall extend to or be taken in any manner whatsoever to affect any other condition, breach or matter or affect Lender's rights resulting therefrom.

                    5. Each Borrower hereby waives any right which it may have to a trial by jury in any action brought on this Commitment or in any way connected with or related to the Loan. Each Borrower hereby submits in any legal proceeding relating to this Commitment to arbitration.

                    6. Any controversy or claim between or among the parties hereto, including, buy not limited to, those arising out of or relating to this Commitment or any documents executed pursuant hereto, including, without limitation, any claim based on or arising from an alleged tort, shall be determined by binding arbitration (subject to any reservation or rights below) in accordance with the Federal Arbitration Act (or, if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of the American Arbitration Association ("AAA"), and any special rules set forth below. In the event of any inconsistency, any such special rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Either Lender or Borrowers may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Commitment Letter applies in any court having jurisdiction over such action. The arbitration shall be conducted in Little Rock, Arkansas, and administered by AAA, which will appoint an arbitrator, if AAA is unable or legally precluded from administering the arbitration, then the Judicial Arbitration and Mediation Services, Inc. will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration. The arbitrator shall, for the showing of cause only, be permitted to extend the commencement of such hearing for up to an additional 30 days. Nothing in this


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                              Commitment  shall  be deemed to limit the right of
                              Lender (i) to exercise self-help remedies such as, but not limited to, setoff; or (ii) to foreclose against the Collateral; or (iii) to obtain from a court provisional or ancillary remedies such as, but not limited to, injunctive relief or the appointment of a receiver. Lender may exercise such self-help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self-help remedies nor the institution or maintenance of an action of foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

                    7. This Commitment may be signed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall, when so executed and delivered, be an original, but all of which shall together constitute one and the same instrument.

     THIS COMMITMENT AND THE OTHER LOAN DOCUMENTS REFERRED TO OR CONTEMPLATED HEREIN REPRESENT, OR WILL REPRESENT, THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

     If the above terms and conditions are acceptable to you, please sign this Commitment in the space provided below and return the same to Lender at the address which appears on this letterhead.

                                          Sincerely,

                                          RINECO RECYCLING, LLC


                                          By:  Harry C. Erwin III, President
                                             -----------------------------------


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AGREED TO AND ACCEPTED:


ENVIRONMENTAL SAFEGUARDS, INC.


By: _________________________________

Name: _______________________________

Title: ______________________________

Date: _______________________________



NATIONAL FUEL & ENERGY, INC.


By: _________________________________

Name: _______________________________

Title: ______________________________

Date: _______________________________



ONSITE TECHNOLOGY LLC


By: _________________________________

Name: _______________________________

Title: ______________________________

Date: _______________________________


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